COMPUTATION OF PER SHARE EARNINGS                                  EXHIBIT  11
(Unaudited, in thousands, except per share data)



                                                                     Quarter Ended           Three Quarters Ended
                                                                 ---------------------       ---------------------
                                                                 Sept. 24     Sept. 25       Sept. 24     Sept. 25
                                                                   1995         1994           1995         1994
                                                                   ----         ----           ----         ----
PRIMARY

Average shares outstanding                                         49,046       53,567         50,111       54,151

Net effect of dilutive
    stock options-based on the
    Treasury Stock method using the
    average market price                                              368          258            342          384
                                                                  -------      -------       --------     --------
                     TOTAL                                         49,414       53,825         50,453       54,535
                                                                  =======      =======       ========     ========

Income before cumulative effect of
     change in accounting principle                               $ 6,590      $37,243       $136,383     $117,736

Cumulative effect of change in
      accounting principle for contributions                                                   (7,320)
                                                                  -------      -------       --------     --------

Net Income                                                        $ 6,590      $37,243       $129,063     $117,736
                                                                  =======      =======       ========     ========

Earnings per Common and Common Equivalent Share

Income before cumulative effect
       of change in accounting principle                          $  0.13      $  0.69       $   2.71     $   2.16

Cumulative effect of change in
       accounting principle                                                                     (0.15)
                                                                  -------      -------       --------     --------

      Per share amount from net income                            $  0.13      $  0.69       $   2.56     $   2.16
                                                                  =======      =======       ========     ========

FULLY DILUTED

Average shares outstanding                                         49,046       53,567         50,111       54,151

Net effect of dilutive
  options - based upon Treasury
  Stock method using the higher
  of quarter-end or average
  market price                                                        423          258            422          416
                                                                  -------      -------       --------     --------

                     TOTAL                                         49,469       53,825         50,533       54,567
                                                                  =======      =======       ========     ========

Income before cumulative effect of
      change in accounting principle                              $ 6,590      $37,243       $136,383     $117,736

Cumulative effect of change in
     accounting principle for contributions                                                    (7,320)
                                                                  -------      -------       --------     --------

Net Income                                                        $ 6,590      $37,243       $129,063     $117,736
                                                                  =======      =======       ========     ========

Earnings per Common and Common Equivalent Share

Income before cumulative effect
   of change in accounting principle                              $  0.13      $  0.69       $   2.70     $   2.16

Cumulative effect of change in
   accounting principle                                                                         (0.15)
                                                                  -------      -------       --------     --------

      Per share amount from net income                            $  0.13      $  0.69       $   2.55     $   2.16
                                                                  =======      =======       ========     ========
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